JOINT MARKETING AGREEMENT

This Agreement, dated as of April 20, 2007, is made by and between Ethanex Energy, Inc., a Nevada corporation ("Ethanex"), and Bühler Inc., a Minnesota corporation ("Bühler").

WHEREAS, Bühler is a manufacturer of milling equipment, including the Bühler Corn Fractionation System (defined below);

WHEREAS, Ethanex is engaged in the development, ownership, and operation of ethanol production facilities utilizing fractionation technology. Ethanex possesses the skill and knowledge necessary for the optimization of the Bühler Corn Fractionation System and its optimal integration into the ethanol production process utilizing Ethanex Fractionation Integration Services (defined below);

WHEREAS, Ethanex and Bühler desire to engage in certain testing activities relating to the production and use of (i) ethanol and distillers dried grains ("DDG") from fractionated corn endosperm, and (ii) germ and bran, all as produced by the Bühler Corn Fractionation System, and to share the costs and benefits of such activities and to agree as to the use of the information arising from such activities;

WHEREAS, Ethanex and Bühler desire to collaborate and cooperate in marketing ethanol production systems using the Bühler Corn Fractionation System, the Ethanex Fractionation Integration Services and the Combined Products (defined below);

NOW THEREFORE, in consideration of the mutual promises and covenants made by the Parties herein below, the Parties agree as follows:

1. Definitions. Capitalized terms used in this Agreement shall have the meanings given in the preamble and as set forth in this Section.

"Bühler Corn Fractionation System" means the proprietary corn processing system of Bühler using Bühler roller mills and other designated equipment and processes that produces corn endosperm, bran and "whole" germ fractions for use in the production of fuel ethanol and ethanol co-products. The Bühler Corn Fractionation System excludes the equipment described in an Agreement between Bühler and Renessen LLC.

"Change of Control" means (a) any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Securities Exchange Act of 1934) shall have obtained the power (whether or not exercised) to elect a majority of any party's directors and/or (b) in the case of Ethanex, Alan Belcher shall no longer be the Executive Vice President of Technology of Ethanex.

"<u>Combined Products</u>" means the Bühler Corn Fractionation System and Ethanex's Fractionation Integration Services for the production of ethanol and the production and marketing of co-products from the fractionation of corn.

"<u>Confidentiality Agreement</u>" means that certain Confidentiality Agreement between the parties dated as of February 16, 2007 (as the same may be amended, supplemented or restated from time to time.

"<u>Ethanex Fractionation Integration Services</u>" means the services provided by Ethanex for optimal integration of fractionation technology into ethanol production facilities, the physical and operational adjustments necessary to maximize the efficiency of fractionation, including alternative energy facilities utilizing non-fossil fuels, and Ethanex's products and services for the production and marketing of ethanol co-products derived from the fractionated corn feedstock.

"<u>Termination Date</u>" means the earlier of (i) the date this Agreement terminates in accordance with Section 5(a) or (ii) the date this Agreement terminates in accordance with Section 5(b).

"<u>Territory</u>" means North America.

2. <u>Testing</u>. The parties have reserved the use of the National Corn-to-Ethanol Research Center ("<u>NCERC</u>") in Edwardsville, Illinois, for a two-week period from March 26, 2007 to April 20, 2007, to conduct tests using fractionated corn endosperm produced by the Bühler Corn Fractionation System to produce ethanol (the "<u>Ethanol Testing</u>"). In addition to ethanol, it is expected that the tests at NCERC will result in the production of high quality DDG. In addition to testing the properties of the ethanol, the parties also desire to have the DDG undergo further tests to determine the nutritional value, elemental make-up, flowability and other quantitative and qualitative analysis (the "<u>DDG Testing</u>"), and that the bran and germ produced will also to undergo testing to identify commercial uses for such co-products ("<u>Bran and Germ Testing</u>") (the Ethanol, DDG and Bran and Germ Testing collectively referred to as the "Testing").

(a) *Raw Materials*. Bühler shall purchase approximately 1,200 bushels of corn (the "<u>Corn</u>"), cause it to be processed using the Bühler Corn Fractionation System and cause the endosperm that results to be delivered to NCERC in time for the Ethanol Testing. Bühler shall arrange for sale of the bran and germ outputs produced by the Bühler Corn Fractionation System in excess of the quantities required for the Bran and Germ Testing. NCERC shall arrange for disposition of the ethanol after the Ethanol Testing.

(b) *Protocols*. Ethanex shall develop and propose testing protocols for the fermentation, distillation, stillage, drying and resultant DDG for the DDG Testing, and for the Bran and Germ Testing. The parties shall agree on all protocols for the Ethanol Testing, Bran and Germ Testing and DDG Testing (collectively, "<u>Testing</u>").

(c) *Cost Sharing on Testing Activities*. Except as otherwise provided herein, the parties shall share equally all out-of-pocket costs of the Testing including the purchase, preparation and transportation costs of the Corn and the material costs and fees owed to NCERC and the facilities conducting the Testing. All revenue from selling the products and co-products from the Corn shall be used to defray the costs of the Testing. Each party shall pay for all costs associated with the participation of its own personnel in the Testing and the other activities contemplated by this Agreement, including travel and lodging costs.

(d) *Use of Data*. Each party shall receive complete copies of all test results and other data arising from the Testing ("Testing Data"). The Testing Data shall be deemed Confidential Information of each party as defined in and subject to the terms of the Confidentiality Agreement except to the extent the Testing Data falls within one of the exceptions to Confidential Information set forth in the Confidentiality Agreement, provided that each party may use the Testing Data without restriction for its own business purposes and may disclose the Testing Data to the extent necessary or useful in its business to parties who have agreed to maintain the confidential nature of the Testing Data.

(e) *Intellectual Property*. Subject to the limitations set forth in Section 2(d), the parties shall jointly own the intellectual property rights in the Testing Data, if any, including without limitation any trade secret, patent, or copyright rights.

3. Ethanex Purchases of Bühler Corn Fractionation Systems.

(a) Upon satisfactory review of the Testing Data, it is the intent of the parties that on or before May 31, 2007, the parties shall execute and deliver a purchase agreement, on terms acceptable to both parties, whereby Ethanex agrees to purchase one Bühler Corn Fractionation System (the "First Installation"). The parties expect that the First Installation will be fully operational by June 31, 2008 if installed in an existing plant, or December 31, 2008 if installed in a new plant.

(b) In addition to being a production facility, the First Installation will also serve as a reference plant for future development and refinement of the Bühler Corn Fractionation System and to promote sales of the Bühler Corn Fractionation System, Ethanex Fractionation Integration Services and Combined Products. Bühler may from time to time, without payment to Ethanex (other than to reimburse Ethanex for actual out-of-pocket expenses), conduct tours of the portion of the First Installation containing the Bühler Corn Fractionation System with potential customers interested in purchasing the Bühler Corn Fractionation System alone or Combined Products. Bühler shall provide reasonable notice of such visits, shall conduct the tours in such a way as to not disrupt any activities, and shall require visitors to sign an appropriate confidentiality agreement as approved by Ethanex with the intent that such agreement will adequately protect Ethanex's intellectual property and trade secrets. Upon request from Bühler from time to time, Ethanex will provide Bühler with such data

concerning the performance of the Bühler Corn Fractionation System in the First Installation as Bühler may reasonably request.

(c) On or before December 31, 2007, the parties shall execute and deliver purchase agreement, on terms acceptable to both parties, whereby Ethanex agrees to purchase at least two additional Bühler Corn Fractionation Systems for delivery by not later than December 31, 2008.

4. Marketing Activities.

(a) *Joint Marketing Activities*. The parties shall work together actively to promote the sale of Combined Products in the Territory. Without limiting the generality of the foregoing:

(i) each party shall provide appropriate resources, including personnel, expertise and payment of out-of-pocket costs to ensure successful performance of this Agreement;

(ii) each party shall bear its own costs and expenses, except to the extent the parties otherwise agree in writing in advance to share specific costs;

(iii) each party shall promptly share with the other all sales leads related to the Bühler Corn Fractionation System or Ethanex's Fractionation Integration products and services;

(iv) each party will provide the other the first right of participation on all sales leads wherein the other party may decide whether or not to participate with the proposing party in the development of a sales lead of any or all Combined Products in the Territory;

(v) by June 1, 2007, the parties will develop a marketing plan for the Combined Products, including a menu of product and service options; and

(vi) by June 1, 2007, the parties will develop an economic model illustrating different co-product marketing opportunities that will demonstrate the financial advantages of the Bühler Corn Fractionation System and Combined Products.

(viii) the parties agree to review additional projects outside the Territory on a case-by-case basis.

(b) *Bühler Products*. Bühler will offer performance guarantees for the Bühler Corn Fractionation System directly to customers as mutually agreed with customer. Bühler will have the exclusive right to provide after-sales service and parts for the Bühler Corn Fractionation System.

(c) *Ethanex Services.* Ethanex shall have the right to enter into service arrangements with customers to provide Ethanex Fractionation Integration Services including alternative energy utilizing non-fossil fuels, as well as marketing arrangements to market DDG, germ, corn oil, bran and any other co-products.

(d) *Third Party Sales.*

(i) On a case-by-case basis, the parties in good faith will determine whether sales of the Bühler Corn Fractionation System and Combined Products to third party customers shall be made directly by Bühler, by Ethanex or, alternatively, by the parties hereto jointly.

(ii) If a prospective customer requires a turn-key project, Bühler may sell the Buhler Fractionation System to Ethanex, who will then offer a turn-key contract to the customer, it being the intention of the parties that Ethanex will have the exclusive right in the territory to deliver such turnkey Combined Products.

(iii) In either case, Bühler will be entitled to receive or retain, as the case may be, its established price of the equipment comprising the Bühler Corn Fractionation System. Any excess over such established price paid by a third party customer shall be allocated between Ethanex and Bühler on a 50:50 basis.

5. Term and Termination.

(a) *Initial Term and Extensions.* The initial term of this Agreement shall be from the date hereof through and including March 30, 2012 (the "Initial Termination Date"). This Agreement shall automatically extend for one-year periods to subsequent anniversaries of the Initial Termination Date unless either party gives the other party written notice of termination 90 days or more before the Initial Termination Date or any subsequent anniversary thereof in which case this Agreement shall terminate on the Initial Termination Date or such subsequent anniversary.

(b) *Early Termination.* A party may suspend performance and/or terminate this Agreement:

(i) upon written notice to the other party if the other party has materially breached this Agreement and such breach has not been cured within thirty (30) days after actual receipt by the other party of a written notice specifying the particulars of the alleged material breach; or

(ii) upon sixty (60) days written notice to the other party if a Change of Control with respect to the other party occurs; or

(iii) upon written notice to the other party if:

(A) if the parties fail to execute and deliver a purchase agreement for the First Installation by June 30, 2007; or

(B) Ethanex cancels the purchase agreement for the First Installation; or

(C) if the First Installation is not completed by December 31, 2008; or

(D) if by December 31, 2008, fewer than three (3) Bühler Corn Fractionation Systems or Combined Products have been sold to third parties for installation in the Territory; or

(E) if in any year following 2008, fewer than three (3) Bühler Corn Fractionation Systems or Combined Products are sold to third parties for installation in the Territory.

6. Damages. If either Party breaches this Agreement, the breaching party will be liable only for actual, direct damages, and neither party will be liable to the other for punitive or consequential damages in connection with any dispute arising out of or related to this Agreement.

7. Miscellaneous.

(a) This Agreement shall not restrict either party with regard to setting prices for its products and services. Neither party shall have any obligation to sell any products or services except on terms acceptable to it in its sole discretion. Each party acknowledges that the other may sell its products and services to customers who do not choose to purchase products or services from the other party.

(b) The Confidentiality Agreement remains in full force and is not affected by this Agreement except as expressly set forth in Section 2(d).

(c) Neither party intends to be an agent, joint venturer, or partner of the other. Neither party shall have any right, power, or authority to direct the other's actions or to act or to create any obligation, express or implied, on behalf of the other. No party has any obligation to share with the other any proceeds from the sale of its goods or services.

(d) No party shall refer to or use the name of the other party (or any variant thereof) in any manner in any advertising, printed material, electronic medium or other medium, without first obtaining the other party's prior written consent. No party shall have any obligation to give any such written consent and may withhold the same in its sole and absolute discretion.

(e) If one party (the "hiring party") hires any Covered Personnel of the other party, then the hiring party shall pay the other party an amount equal to twenty-five percent (25%) of the total compensation received by such personnel during or for the first year of service for the hiring party. Personnel are "Covered Personnel" if they are hired by the hiring party within one year after such personnel were last assigned to perform work in connection with this Agreement.

(f) Except as specifically provided herein, this Agreement does not create any obligation in either party to require potential customers to purchase products and services from the other party as a condition to selling its own products and services or share with the other party any revenues or profits from the sale or other commercial use of its products or services.

(g) This Agreement may be amended only by written instrument signed by the parties. No waiver of any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof or of any other right or obligations under this Agreement. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(h) This Agreement constitutes the entire and integrated agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, representations and discussions among the parties concerning the subject matter hereof.

(i) If any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(j) The headings of this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provisions hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine or neuter, and the number of words shall include the singular and the plural.

(k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(l) This Agreement may not be assigned by any party without the prior written consent of the other party, but shall otherwise be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.

(m) This Agreement shall be governed by the internal laws of the State of New York.

8. Notices. All notices hereunder shall be given in writing and either faxed, personally delivered or mailed by registered or certified mail, or by a nationally recognized next day delivery service, postage prepaid, addressed to each party as shown below next to its signature.

Signature Page Follows

fb.us.1946564.02

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Bühler Inc.
13105 12th Avenue North
Plymouth, MN 55441-4509
Attention: Rene Steiner
Facsimile: 763-847-9915

BÜHLER INC.

By ______________________
Name: Rene Steiner
Title: President

BÜHLER INC.

By ______________________
Name: Brian Williams
Title: Marketing Manager

Ethanex Energy, Inc.
14500 Parallel Road, Suite A
Basehor, KS 66007
Attention: Al Knapp
Facsimile: 913-724-4107

ETHANEX ENERGY, INC.

By ______________________
Name: Albert W. Knapp
Title: President & CEO

Signature Page to
JOINT MARKETING AGREEMENT